Exhibit 99.2

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Throughout this section, unless otherwise noted, “WWAC” refers to ATI (“Aeries Technology, Inc”).

The following summary unaudited pro forma condensed combined financial information (the “summary pro forma information”) gives effect to the Business Combination described in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” included below.

As used in this unaudited pro forma condensed combined financial information, the “Company” refers to WWAC as a Cayman Islands exempted company which, in conjunction with the Business Combination, will continue and change its corporate name to “Aeries Technology, Inc.” (“ATI”).

The Business Combination is to be accounted for as a reverse recapitalization. Under this method of accounting, WWAC is treated as the “acquired” company for financial reporting purposes, with no goodwill or other intangible assets recorded, in accordance with US GAAP. AARK has been determined to be the accounting acquirer because AARK, as a group, after giving effect to the Exchange Agreements, will retain a majority of the outstanding shares of ATI as of the closing of the Business Combination, AARK’s management will comprise the majority of ATI’s management, AARK represents a significant majority of the assets of ATI, and AARK’s business will comprise the ongoing operations of ATI.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of WWAC as of September 30, 2023 and the historical balance sheet of AARK as of September 30, 2023, on a pro forma basis as if the Business Combination had been consummated on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Business Combination as if it was completed on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combines the historical operations of WWAC for the year ended December 31, 2022 and the historical statements of operations of AARK for the year ended March 31, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023 combines the historical operations of WWAC and the historical statements of operations of AARK for the six months ended September 30, 2023. The historical statements of operations of WWAC for the six months ended September 30, 2023 were derived by adding the historical statements of operations of WWAC for the three months ended June 30, 2023 to the historical statements of operations of WWAC for the three months ended September 30, 2023.

The summary pro forma information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information of the post-combination business included elsewhere in this amended report and the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the audited financial statements and related notes of WWAC and AARK for the applicable periods included elsewhere in this amended report. The summary pro forma information has been presented for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Business Combination occurred on the dates indicated or the future results that ATI will experience. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

Actual results may differ from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements. The summary pro forma information gives effect to the Business Combination and related transactions, and has been prepared considering the actual redemption scenario which has been discussed subsequently as part of pro forma adjustments.

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Information for the Six Months Ended September 30, 2023

(figures in thousands except per share data)
Revenues, net	33,908
Net loss attributable to controlling interest	(1,357)
Weighted average shares outstanding of Class A ordinary shares basic and diluted	15,257,667
Basic and diluted net loss per share of Class A ordinary shares	(0.09)

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Information for the Year Ended December 31, 2022

Revenues, net	53,099
Net income attributable to controlling interest	5,240
Weighted average shares outstanding of Class A ordinary shares basic and diluted	15,257,667
Basic and diluted net loss per share of Class A ordinary shares	0.34

Summary Unaudited Pro Forma Condensed Combined Balance Sheet Information for the as of September 30, 2023.

Total assets	70,771
Total liabilities	30,177
Total shareholder’s equity(1)	4,774

(1)	The total shareholder’s equity excludes redeemable non-controlling interest and Forward Purchase Agreement shares.

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical comparative share information for WWAC and AARK and unaudited pro forma combined per share information of the post-combination business after giving effect to the final redemptions upon consummation of the Business Combination:

The weighted average shares outstanding and net income / (loss) per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2022.

This information is only a summary and should be read together with the unaudited or audited, as applicable, financial statements of WWAC and AARK and related notes that are included elsewhere in this amended report. The unaudited pro forma combined per share information of WWAC and AARK is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this amended report.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor the earnings per share for any future date or period.

	Historical		Pro Forma
	WWAC	AARK	Actual Redemptions
As of and for the six months ended September 30, 2023
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	6,016,771	-	15,257,667
Basic and diluted net income (loss) per share of Class A ordinary shares	$0.04	-	$(0.09)
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	5,750,000	-	-
Basic and diluted net income (loss) per share of Class B ordinary shares	$0.04	-	-

	Historical		Pro Forma
	WWAC	AARK	Actual Redemptions
As of and for the year ended December 31, 2022
Weighted average shares outstanding of Class A ordinary shares, basic and diluted	23,000,000	-	15,257,667
Basic and diluted net income per share of Class A ordinary shares	$0.34	-	$0.34
Weighted average shares outstanding of Class B ordinary shares, basic and diluted	5,750,000	-	-
Basic and diluted net income per share of Class B ordinary shares	$0.34	-	-

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this amended report.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined financial statements are based on WWAC’s historical financial statements and AARK’s carve-out consolidated financial statements, as adjusted to give effect to the Business Combination. The historical financial statements of WWAC were prepared based on a December 31 fiscal year-end and the historical financial statements of AARK were prepared based on a March 31 fiscal year end. Following the consummation of the Business Combination, Aeries Technology, Inc. will have a March 31 fiscal year end.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of WWAC as of September 30, 2023 and the historical balance sheet of AARK as of September 30, 2023, on a pro forma basis as if the Business Combination had been consummated on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023 and the year ended December 31, 2022 give pro forma effect to the Business Combination as if it was completed on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combines the historical operations of WWAC for the year ended December 31, 2022 and the historical statements of operations of AARK for the year ended March 31, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023 combines the historical operations of WWAC and the historical statements of operations of AARK for the six months ended September 30, 2023. The historical statements of operations of WWAC for the six months ended September 30, 2023 were derived by adding the historical statements of operations of WWAC for the three months ended June 30, 2023 to the historical statements of operations of WWAC for the three months ended September 30, 2023.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on September 30, 2023, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on January 1, 2022, nor are they indicative of the results of operations of the combined company for any future period. The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following:

●	the historical unaudited condensed financial statements of WWAC as of, and for the six months ended, June 30, 2023, and the related notes;

●	the historical unaudited condensed financial statements of WWAC as of, and for the nine months ended, September 30, 2023, and the related notes;

●	the historical audited financial statements of WWAC as of, and for the year ended, December 31, 2022, and the related notes;

●	the historical unaudited condensed carve-out consolidated financial statements of Aark Singapore Pte. Ltd. as of, and for the six months ended, September 30, 2023, and related notes;

●	the historical audited carve-out consolidated financial statements of Aark Singapore Pte. Ltd. as of, and for the year ended, March 31, 2023, and related notes; and

the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination. It has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The unaudited pro forma condensed combined financial statements are presented considering the final redemption scenario.

Description of the Business Combination

On March 11, 2023, WWAC and AARK entered into the Business Combination Agreement. Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, at the Closing, WWAC and AARK will consummate the Business Combination. Pursuant to the Amalgamation, all AARK ordinary shares that are issued and outstanding prior to the Effective Time will remain issued and outstanding following the Effective Time and continue to be held by the Sole Shareholder, and all of the shares of Amalgamation Sub that are issued and outstanding as of the Effective Time will be automatically converted into a number of AARK ordinary shares dependent upon available cash of WWAC after redemptions and net of all WWAC liabilities, including WWAC unpaid transaction expenses. The Combined Company will own these converted AARK ordinary shares directly. The number of AARK ordinary shares to be issued in connection with the Amalgamation will be based on an assumed price of $10.10 per share. Based on a pre-transaction equity value of Aeries of $349 million, AARK’s ownership of 85.31% of the issued and outstanding Aeries Shares and the other Aeries Holders’ 14.69% ownership of the issued and outstanding Aeries Shares. WWAC will acquire 38.24% of the economic interest in AARK while the Sole shareholder and Aeries Holders will collectively retain 61.76% of the economic interests in AARK, pursuant to the aforesaid Business Combination Agreement and actual redemption scenario.

As used in this unaudited pro forma condensed combined financial information, the “Company” refers to WWAC as a Cayman Islands exempted company which, in conjunction with the Business Combination, will continue and change its corporate name to “Aeries Technology, Inc.” The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined entity upon completion of the Business Combination. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the Business Combination, transaction costs in connection with the Business Combination, and the impact of certain pro forma adjustments (and their tax effect at the estimated effective income tax rate applicable to such adjustments).

The Business Combination has been accounted for as a reverse recapitalization because AARK has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, WWAC is treated as the “acquired” company for financial reporting purposes, with no goodwill or other intangible assets recorded, in accordance with GAAP. AARK has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances taken into consideration:

●	AARK, as a group, after giving effect to the Exchange Agreements, will retain a majority of the outstanding shares of ATI;

●	AARK has the ability to elect a majority of the members of ATI’s governing body;

●	AARK’s executive team will make up the executive team of ATI;

●	AARK represents an operating entity (group) with operating assets, revenues, and earnings significantly larger than WWAC.

Concurrently with the closing of the Business Combination, the outstanding 79,776 Class A ordinary shares of the Company that were not redeemed prior to the Closing Date have been converted into an equal number of Class A ordinary shares plus an additional 87,134 Class A ordinary shares (“Bonus Shares”) of the Company in aggregate.

Further, certain Class A ordinary shareholders entered into non-redemption agreement executed on 3rd and 5th November, 2023, to reverse the redemption for an aggregate of 1,652,892 Class A ordinary shares while waiving their right to receive any Shareholder Bonus Shares issued under the Business Combination Agreement. Similarly, in connection with Forward Purchase Agreements (“FPA”), the parties to the FPA purchased 288,333 Class A ordinary shares through the open market or via redemption reversals (“Recycled Shares”).

Also, in connection with the Business Combination, the Company will issue to NewGen Advisors and Consultants DWC-LLC, a company incorporated in Dubai, United Arab Emirates (the “Class V Shareholder”), one Class V ordinary share of the Company (the “Class V Ordinary Share”), which ATI Class V Ordinary Share will have voting rights equal to (1) 26.0% of the total issued and outstanding Class A ordinary shares and ATI Class V ordinary share voting together as a single class (subject to a proportionate reduction in voting power in connection with the exchange by the Sole Shareholder of AARK ordinary shares for ATI Class A ordinary shares pursuant to the AARK Exchange Agreement) and (2) in certain circumstances, including the threat of a hostile change of control of the Company, 51.0% of the total issued and outstanding Class A ordinary shares and Class V ordinary share voting together as a class; provided, however, that such proportionate reduction will not affect the voting rights of the ATI Class V ordinary share in the event of (i) a threatened or actual Hostile Change of Control (as defined in the Business Combination Agreement) and/or (ii) the appointment and removal of a director on the Company Board). The Class V Shareholder is owned by a business associate of the Sole Shareholder. The Sole Shareholder does not have control over the Class V Shareholder, and the Class V shareholder will not receive any compensation in connection with its ownership of the ATI Class V ordinary share. Although the Class V Shareholder is not required by contract or otherwise to vote in a manner that is beneficial to the Sole Shareholder and may vote the Class V ordinary share in its sole discretion, given the business relationship between the Class V Shareholder and the Sole Shareholder, the Sole Shareholder believes that the Class V Shareholder could protect the interests of the Sole Shareholder from extraordinary events, such as a hostile takeover or board contest, prior to the exchange of AARK ordinary shares by the Sole Shareholder. The ATI Class V ordinary share may not be transferred, and any attempted transfer of the ATI Class V ordinary share will be void.

On June 30, 2023, WWAC and AARK entered into Amendment No. 1 to the Business Combination Agreement (the “First Amendment”) to (i) revise the pre-transaction equity value of the company to be $349,000,000, (ii) increase the redemption threshold percentage from 85.00% to 89.15%, (iii) provide that 50,000 bonus shares, from the 3,750,000 bonus share pool, will be issued to certain employees of AARK, and modify the Exchange Rate, per the Exchange Agreement, from 14.28 to 14.40 in the case of Aeries Shares and from 2,227 to 2,246 in the case of AARK Ordinary Shares.

On October 8, 2023 and October 10, 2023, the Company and its Sponsor entered into non-redemption agreements (each, a “Non-Redemption Agreement”) with certain unaffiliated third parties (each, a “Holder,” and collectively, the “Holders”) in exchange for the Holder or Holders agreeing either not to request redemption in connection with the Company’s extension or to reverse any previously submitted redemption demand in connection with the Extension with respect to an aggregate of 3,733,263 Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”, and such shares subject to each Non-Redemption Agreement, the “Non-Redeemed Shares”), of the Company sold in its initial public offering (the “IPO”) at the extraordinary general meeting called by the Company to, among other things, approve an amendment to the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (3) redeem all of the Company’s Class A ordinary shares sold in the Company’s IPO, from 24 months from the closing of our IPO to 25 months from the closing of our IPO or such earlier date as is determined by our Board of Directors (the “Board”) to be in the best interests of the Company (such date, the “Extended Date”), and to allow the Company, without another shareholder vote, by resolution of our Board, to elect to further extend the Extended Date in one-month increments up to five additional times (with each such extension being upon five days’ advance notice in writing), for a total of up to 30 months from the closing of our IPO, unless the closing of a business combination will have occurred prior thereto (each an “Extension”).

On October 9, 2023, WWAC and AARK entered into Amendment No. 2 to the Business Combination Agreement to increase the number of Employee Merger Consideration Shares (as defined in the Business Combination Agreement) from 50,000 to 52,600.

On October 16, 2023, the Company had an extraordinary meeting and in connection with such meeting, the Company received shareholder approval to amend the Trust Agreement and extended the date by which the Company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such business combination, and (3) redeem all of the Company’s Class A ordinary shares sold in the Company’s initial public offering that was consummated on October 22, 2021 (the “IPO”). In connection with the extension proposal, holders of 938,987 Class A ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.66 per share, for an aggregate redemption amount of approximately $10.0 million. As a result, approximately $40.3 million will remain in the Company’s trust account and 3,779,067 Class A ordinary shares remain outstanding.

On October 26, 2023, the Company, the Sponsor and the other parties thereto (the “Holders”) entered into an amendment (the “Registration Rights Agreement Amendment”) to that certain registration rights agreement, dated October 19, 2021, among the Company, the Sponsor and the Holders (the “Registration Rights Agreement”), to, among other things, amend the definition of “Founder Shares Lock-up Period” to provide that the transfer restrictions applicable to the Founder Shares shall apply to only 80% of the Founder Shares.

On October 28, 2023, November 5, 2023, and November 6, 2023, in connection with the Business Combination, the Company entered into a subscription agreement (the “Subscription Agreement”) with a certain investor (the “PIPE Investor”), pursuant to which, among other things, the PIPE Investor has agreed to subscribe for and purchase Class A ordinary shares from the Company. The Subscription Agreement contains customary conditions to closing, including the consummation of the Business Combination. Refer to Form 8-K filed with the SEC on November 6, 2023.

On October 29, 2023, WWAC and AARK entered into Amendment No. 3 to the Business Combination Agreement (the “Third Amendment”) to, among other things, provide that the Employee Merger Consideration Shares (as defined in the Business Combination Agreement) may be issued to employees of AARK in the joint discretion of the Chief Executive Officer and Chairman of AARK, and that any Remaining Bonus Shares (as defined in the Business Combination Agreement will be issued to Innovo Consultancy DMCC, a company incorporated in Dubai, United Arab Emirates (“Innovo”), that is wholly owned by the Sole Shareholder. The Third Amendment also provides that 3,000,000 Class A Ordinary Shares will be issued to Innovo at the closing of the Business Combination. In addition, the Third Amendment contemplates certain amendments to the Exchange Agreements that provide that from and after the date of the Exchange Agreements and prior to April 1, 2024, each holder of Company Ordinary Shares and AARK Ordinary Shares may exchange up to 20% of the number of Company Ordinary Shares or AARK Ordinary Shares, as applicable, held by such holder for Parent Class A Ordinary Shares or cash, in each case as provided in the Exchange Agreements.

On November 3, 2023, and November 5, 2023, WWAC had entered into Forward Purchase Agreements (“FPA”) with Sandia Investment Management LP, Sea Otter Trading, LLC, YA II PN, Ltd and Meteora Capital Partners, LP (collectively known as “FPA holders”). The FPA stipulates issuance of 4 million Class A ordinary shares (held with escrow agent) to the FPA holders at the redemption price. The shares to be so issued shall be reduced by shares purchased by the FPA holders in the open market or via redemption reversals (“Recycled Shares”). The FPA holders recycled around 0.3 million shares through open market or via redemption reversals, resulting in reduction of overall redemptions of Class A ordinary shares. The redemption value of such Recycled Shares amounting to $3 million has been transferred to the accounts held by the respective FPA Holder funds. For the balance 3.7 million shares, a fresh issuance of Class A ordinary shares was made, resulting in a receivable. At end of the contract period of one year, WWAC would be required to pay the Maturity Consideration for the unsold shares held by the FPA holders. The consequential liability and receivable for issuance of FPA shares represent a derivative asset which has been initially measured at $32.4 million.

On November 3, 2023 and November 5, 2023, in connection with the Business Combination, the Company entered into non-redemption agreements with certain investors (the “NRA Investors”), pursuant to which, among other things, the NRA Investors agreed to reverse the redemptions of up to an aggregate of 1,652,892 Class A ordinary shares of the Company. Refer to Form 8-K filed with the SEC on November 3, 2023 and November 6, 2023.

Upon consummation of the Business Combination, the holders of AARK ordinary shares and Aeries Technology Group Business Accelerators Private Limited (“Aeries”), a consolidated subsidiary of AARK, ordinary shares will each enter into an Exchange Agreement with the Company, Aeries and AARK (such exchange agreements collectively, the “Exchange Agreements”). Pursuant to the Exchange Agreements, from and after April 1, 2024 and subject to certain exercise conditions, the Company shall have the right to exercise the ATI Call Exchange. In addition, each shareholder of Aeries and AARK ordinary shares shall have the right to exercise the ATI Put Exchange. Each share of AARK may be exchanged for 2,246 Class A ordinary shares of Aeries Technology, Inc. and each Aeries share may be exchanged for 14.40 Class A ordinary shares of Aeries Technology, Inc, as adjusted for (a) any subdivision (by any share split, share distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the AARK and Aeries ordinary shares that is not accompanied by an identical subdivision or combination of the Class A Ordinary Shares or (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Ordinary Shares that is not accompanied by an identical subdivision or combination of the AARK and Aeries ordinary shares.

The tables below represent the sources and uses of funds as it relates to the Business Combination:

Sources and Uses (Based on actual redemptions)

Sources (in thousands)		Uses (in thousands)
WWAC Cash Held in Trust(1)	$49,993	Shareholder Redemptions(2)	$28,578
		Transaction Expenses(3)	8,846
		Under Non- Redemption Agreement(4)	9,514
		Cash related to Recycled Shares held by FPA Holders(5)	3,055
Total Sources	$49,993		$49,993

(1)	Represents the amount required for redeeming final Class A ordinary shares upon consummation of the Business Combination.
(2)	Represents amount paid for redemption of 2,697,053 Class A ordinary shares upon consummation of the Business Combination.
(3)	Represents the total transaction fees and expenses incurred and to be paid from the proceeds as part of the Business Combination. This includes promissory note issued by sponsor repaid on transaction closure.
(4)	Represents amount required for paying consideration to certain parties under Non- Redemption Agreements executed on 3rd and 5th November, 2023.
(5)	Represents amount for Recycled Shares purchased by FPA Holders in open market or via redemption reversals.

The following summarizes the pro forma ownership of Class A ordinary shares of Aeries Technology, Inc. following the Business Combination and prior to the exchange of interests in connection with the Exchange agreements:

Particulars	Shares	%
WWAC Public Shareholders(1)	3,157,470	20.7%
Sponsor and Anchor investors(2)(3)	2,750,000	18.0%
Shares issued to Innovo Consultancy DMCC(4)	5,638,530	37.0%
FPA Shareholders(5)	3,711,667	24.3%
Closing shares(6)	15,257,667	100%

(1)	Includes 87,134 Bonus Shares to WWAC Public Shareholders and 1,024,335 Extension Shares to be issued to certain holders of Class A ordinary shares (“the Holders”) in accordance with the Non-Redemption Agreement entered into between WWAC, the Sponsor, and the Holders of Class A ordinary shares. Also includes 288,333 shares purchased by the FPA holders in the open market or via redemption reversals prior to the consummation of the business combination.
(2)	Includes 1,500,000 Class A ordinary shares issued to Sponsor and 1,250,000 Class A ordinary shares issued to Anchor Investors upon conversion of the existing WWAC Class B ordinary shares concurrently with the consummation of the Business Combination. 3,000,000 Class B ordinary shares will be forfeited by the Sponsor upon the consummation of the Business Combination.
(3)	Does not include (i) 1,500,000 shares of Class B ordinary shares to be forfeited upon the consummation of the Business Combination, or (ii) 1,500,000 Class B ordinary shares to be forfeited pursuant to the Sponsor Support Agreement, assuming WWAC Available Cash is less than $50,000,000.
(4)	Includes (i) 3,000,000 Class A Shares reissued against 3,000,000 Class B Shares forfeited by the Sponsor upon consummation of the business Combination as per (2) above, and (ii) 2,638,530 Remaining Bonus Shares issued to Innovo Consultancy DMCC from the 3,750,000 Bonus Share Pool, after issuance for Shareholder Bonus Shares and Extension Shares under (1) above.
(5)	Represents fresh issue of Class A ordinary shares to the FPA Holders in accordance with the FPA, which has been classified as temporary equity in the unaudited pro forma condensed combined balance sheet.
(6)	Does not include 10,000 AARK ordinary shares and 655,788 Aeries ordinary shares that represent noncontrolling interest in AARK. These shares will be exchangeable (together with the proportionate reduction in the voting power of the Class V Share, and in the case of the exchange of all AARK Ordinary Shares, the forfeiture and cancellation of the Class V Share) into shares in Aeries Technology, Inc. in connection with the Exchange Agreements, as noted above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Business Combination occurred on the dates indicated or the future results that the Aeries Technology, Inc. will experience. AARK and WWAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements. Aeries Technology, Inc. will incur additional costs after the Business Combination is consummated in order to satisfy its obligations as a public company registrant. In addition, we anticipate the adoption of a new Employee Stock Option Plan for employees, officers and directors. No adjustments to the unaudited pro forma statement of operations have been made for these items as such amounts are not yet known.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(In thousands, Except Per Share Data)

	As of September 30, 2023			As of September 30, 2023
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,882	8	-	49,993	a	1,890
	-	-	-	(8,288)	b	-
	-	-	-	(558)	c	-
	-	-	-	(28,578)	h	-
	-	-	-	(9,514)	k	-
	-	-	-	(3,055)	l	-
Accounts receivable, net of allowance of $171 as of September 30, 2023.	14,380	-	-	-		14,380
Prepaid expenses, net of allowance of $1 as of September 30, 2023.	-	40	(40)	-		-
Other current assets	-	1	(1)	-		-
Prepaid expenses and other current assets	7,011	-	41	-		7,052
Deferred transaction costs	3,340	-	-	(3,340)	b	-
Total current assets	26,613	49	-	(3,340)		23,322
Marketable securities held in Trust Account	-	49,993	-	(49,993)	a	-
Property and equipment, net	3,398	-	-	-		3,398
Operating right-of-use assets	6,130	-	-	-		6,130
Deferred tax assets	1,377	-	-	-		1,377
Forward Purchase Agreement Derivative Asset	-	-	-	32,384	l	32,384
Long-term investments, net of allowance of $136 as of September 30, 2023	1,504	-	-	-		1,504
Other assets, net of allowance of $1 as of September 30, 2023	2,656	-	-	-		2,656
Total Assets	41,678	50,042	-	(20,949)		70,771

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,281	6,352	-	(1,305)	b	6,328
Accrued expenses	-	62	-	(62)	b	-
Promissory note – related party	-	558	-	(558)	c	-
Accrued compensation and related benefits, current	2,375	-	-	-		2,375
Operating lease liabilities, current	1,838	-	-	-		1,838
Short-term borrowings	2,619	-	-	-		2,619
Accrued professional services fees	-	2,414	-	(2,414)	b	-
Other current liabilities	7,753	-	-	(1,473)	b	6,280
Total current liabilities	15,866	9,386	-	(5,812)		19,440

	As of September 30, 2023				As of September 30, 2023
	Aark Singapore Pte. Ltd. (Historical)		Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments			Pro Forma Combined
Long term debt	1,249		-	-	-			1,249
Operating lease liabilities, noncurrent	4,650		-	-	-			4,650
Derivative warrant liabilities	-		1,002	-	-			1,002
Deferred tax liabilities	146		-	-	-			146
Other liabilities	3,690		-	-	-			3,690
Total liabilities	25,601		10,388	-	(5,812)			30,177
Commitments and contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 4,718,054 shares at $10.57 per share at September 30, 2023	-		49,893	-	(49,893)		d	-
Class A ordinary shares subject to possible redemption	-		-	-	29,329		l	29,329
Redeemable noncontrolling interest	-		-	-	6,490		j	6,490
Shareholder’s equity (deficit):
Worldwide Webb Acquisition Corp Class A Ordinary Shares	-		-	-	-			-
Worldwide Webb Acquisition Corp Class B Ordinary Shares	-		1	-	(0	)*	e	-
	-		-	-	(0	)*	g	-
Common stock, no par value; 10,000 shares issued and paid-up as of September 30, 2023	0	*	-	-	(0	)*		-
ATI Ordinary shares	-		-	-	0	*	d	1
	-		-	-	0	*	g	-
	-		-	-	0	*	i	-
	-		-	-	0	*	e	-
	-		-	-	(0	)*	h
	-		-	-	0	*	l	-
Net stockholder’s investment and additional paid-in capital	8,837		-	-	49,892		d	480
	-		-	-	0	*	e	-
	-		-	-	(11,367)		f	-
	-		-	-	(0	)*	i	-
	-		-	-	(5,093)		j	-
	-		-	-	(3,698)		b	-
	-		-	-	(0	)*	e	-
	-		-	-	(28,578)		h	-
	-		-	-	(9,514)		k	-
Accumulated other comprehensive (loss)	(1,525)		-	-	-			(1,525)
Retained earnings	7,368		-	-	(1,549)		b	5,819
Accumulated deficit	-		(10,240)	-	(1,127)		b	-
	-		-	-	11,367		f	-
Noncontrolling interest	1,397		-	-	(1,397)		j	-
Total shareholder’s equity (deficit)	16,077		(10,239)	-	(1,064)			4,774
Total liabilities and shareholder’s equity (deficit)	41,678		50,042	-	(20,949)			70,771

1)	Derived from WWAC unaudited interim financial statements, amounts may differ due to rounding
*	Amounts round to less than $1,000

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In thousands, Except Share Data)

	For the year ended March 31, 2023.	For the year ended December 31, 2022.				For the year ended December 31, 2022.
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical)(1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined
Revenues, net	$53,099	-	-	-		53,099
Cost of Revenue	(39,442)	-	-	-		(39,442)
Gross Profit	13,657	-	-	-		13,657
Operating expenses:
Selling, general & administrative expenses	11,326	-	4,464	2,677	bb	18,467
Formation and operating costs	-	4,464	(4,464)	-		-
Total operating expenses	11,326	4,464	-	2,677		18,467
Income (loss) from operations	2,331	(4,464)	-	(2,677)		(4,810)
Interest income	191	-	-	-		191
Interest expense	(185)	-	-	-		(185)
Change in fair value of derivative warrant liabilities	-	11,626	-	-		11,626
Gain on marketable securities, dividends and interest, held in Trust Account	-	2,395	-	(2,395)	aa	-
Gain on settlement of underwriting fees	-	202	-	-		202
Other income (expense), net	429	-	-	-		429
Total other income (expense), net	435	14,223	-	(2,395)		12,263
Income (loss) before income taxes	2,766	9,759	-	(5,072)		7,453
Provision for income taxes	(1,060)	-	-	-		(1,060)
Net income (loss)	1,706	9,759	-	(5,072)		6,393
Less: Net income (loss) attributable to noncontrolling interests	260	-	-	893	cc	1,153
Net income (loss) attributable to controlling interest	1,446	9,759	-	(5,965)		5,240

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	-	23,000,000	-	(7,742,333)	dd	15,257,667
Basic and diluted net income (loss) per share of Class A ordinary shares ordinary shares	-	$0.34	-	-		0.34
Weighted average shares outstanding of Class B ordinary shares and diluted,	-	5,750,000	-	(5,750,000)	dd	-
Basic and diluted net income (loss) per share of Class B ordinary shares	-	$0.34	-	-		-

(1)	Derived from WWAC audited financial statements, amounts may differ due to rounding

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2023

(In thousands, Except Share Data)

	For the six months ended September 30, 2023.	For the six months ended September 30, 2023.				For the six months ended September 30, 2023.
	Aark Singapore Pte. Ltd. (Historical)	Worldwide Webb Acquisition Corp. (Historical) (1)	Reclassification Adjustments	Pro Forma Adjustments		Pro Forma Combined.
Revenue, net	$33,908	-	-	-		33,908
Cost of Revenue	(24,637)	-	-	-		(24,637)
Gross Profit	9,271	-	-	-		9,271
Operating expenses:
Selling, general & administrative expenses	7,008	3,073	-	-		10,081
Total operating expenses	7,008	3,073	-	-		10,081
Income (loss) from operations	2,263	(3,073)	-	-		(810)
Interest income	134	-	-	-		134
Interest expense	(199)	-	-	-		(199)
Change in fair value of derivative warrant liabilities	-	1,242	-	-		1,242
Gain on marketable securities, dividends and interest, held in Trust Account	-	2,342	-	(2,342)	aa	-
Other income (expense), net	120	-	-	-		120
Total other income (expense), net	55	3,584	-	(2,342)		1,297
Income (loss) before income taxes	2,318	511	-	(2,342)		487
Provision for income taxes	(897)	-	-	-		(897)
Net income (loss)	1,421	511	-	(2,342)		(410)
Less: Net income (loss) attributable to noncontrolling interests	181	-	-	766	cc	947
Net income (loss) attributable to controlling interest	1,240	511	-	(3,108)		(1,357)

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	-	6,016,771	-	9,240,896	dd	15,257,667
Basic and diluted net income (loss) per share of Class A ordinary shares	-	$0.04	-	-		(0.09)
Weighted average shares outstanding of Class B ordinary shares and diluted,	-	5,750,000	-	(5,750,000)	dd	-
Basic and diluted net income (loss) per share of Class B ordinary shares	-	$0.04	-	-		-

(1)	Derived from WWAC unaudited interim financial statements, amounts may differ due to rounding

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for as a reverse recapitalization. Under this method of accounting, WWAC is treated as the “acquired” company for financial reporting purposes, with no goodwill or other intangible assets recorded, in accordance with GAAP. AARK has been determined to be the accounting acquirer because AARK, as a group, after giving effect to the Exchange Agreements, will retain a majority of the outstanding shares of ATI, AARK’s management will comprise the majority of ATI management, AARK represents a significant majority of the assets of ATI, and AARK’s business will comprise the ongoing operations of ATI.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives effect to the Business Combination as if it occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the six months ended September 30, 2023 and for the year ended December 31, 2022 give effect to the Business Combination as if it occurred on January 1, 2022. These periods are presented on the basis that AARK is the acquirer for accounting purposes.

The pro forma adjustments represent management’s estimates based on information available as of the date of the filing of the condensed combined financial statements and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact on the statement of operations. Further, one-time transaction-related expenses incurred prior to, or concurrently with the consummation of the Business Combination may not have been included in the unaudited pro forma condensed combined statement of operations.

Upon consummation of the Business Combination, WWAC will adopt AARK’s accounting policies. As a result of the adoption, there are no significant changes in accounting policies expected and no pro forma adjustments related to the alignment of the accounting policies of WWAC and AARK. As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align WWAC and AARK’s financial statement presentation. Following the consummation of the Business Combination, Aeries Technology, Inc. would have a March 31 fiscal year-end.

Note 2 — Unaudited Pro Forma Condensed Combined Balance Sheet adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(a)	Represents the release of cash held in the Trust Account that becomes available to fund the Business Combination through the Cash Contribution to AARK.

(b)	Represents estimated transaction costs associated with legal, financial advisory, and other professional fees incurred till the consummation of the Business Combination in the unaudited pro forma combined statement of operations for the year ended December 31, 2022. Out of the total transaction costs of $17.9 million that are incurred/anticipated to be incurred, impact $0.5 million in the form of promissory notes has been considered separately in Note (c) below. Further out of the balance $17.4 million, $3.2 million are paid and already reflected in the historical financial statements with additional $8.3 million to be paid from closing proceeds. The remaining of the transaction costs will be paid subsequently.

Out of the total WWAC transaction costs, approximately $9.4 million are already incurred and reflected in the historical statements of operations of WWAC as of September 30, 2023 while an additional $1.1 million not reflected is expensed through accumulated deficit. Out of the total transactions costs incurred by AARK of $7.4 million. Transaction costs directly attributable to the Business Combination of $3.7 million have been recorded as additional paid-in capital, which resulted in a reduction of $3.3 million of deferred transaction costs, a reduction of $0.7 million to accounts payable and a reduction of $0.7 million to other current liabilities.

The remaining transaction costs of $3.7 million is not considered directly attributable and hence is expensed out. Out of the $3.7 million, $2.1 million is already reflected in the historical financial statements and balance of $1.6 million has been affected through retained earnings.

(c)	Represents the payment of the balance due under the unsecured promissory note in cash upon the consummation of the Business Combination.

(d)	Represents the reclassification of the redeemable portion of the Public Shares to permanent equity and conversion of Public Shares to Class A ordinary shares in connection with the Business Combination.

(e)	Represents the forfeiture of 3,000,000 Class B ordinary shares held by the Sponsor and re-issue of Class A ordinary shares to Innovo Consultancy DMCC at the consummation of the Business Combination.

(f)	Reflects the elimination of WWAC’s historical accumulated deficit after recording the transaction costs to be incurred by WWAC as described in Note (b) above.

(g)	Represents the conversion of 2,750,000 Class B ordinary shares to Class A ordinary shares in connection with the Business Combination. Class A ordinary shares are issued upon the automatic conversion of Class B ordinary shares concurrently with the consummation of the Business Combination.

(h)	To give effect of final redemptions of 2,697,053 Class A ordinary shares at a redemption price of approximately $10. 6 per share upon the consummation of the Business Combination.

(i)	Represents bonus issue of 3,750,000 Class A ordinary shares as per the Business Combination Agreement. This includes 87,134 “Bonus Shares” issued to Class A ordinary shareholders for no consideration as a result of shareholders not redeeming Class A ordinary shares prior to the Business Combination and 1,024,335 “Extension Shares” to be issued in connection with the Extension Amendment Proposal. Additionally, Remaining Bonus Shares of 2,638,530 from the Bonus Shares pool of 3,750,000 were issued to Innovo Consultancy DMCC.

(j)	Represents noncontrolling interest in ATI related to AARK shareholders that have not yet exchanged shares in AARK for shares of ATI, subject to the Exchange Agreements.

(k)	Represents consideration to be paid to certain Class A ordinary shareholders for not redeeming an aggregate of 1,652,892 Class A ordinary shares under non-redemption agreements executed on 3rd and 5th November, 2023.

(l)	Represents the Forward Purchase Agreements (“FPA”) entered by WWAC with certain parties (“FPA holders”). The FPA stipulates issuance of 4 million Class A ordinary shares (held with escrow agent) to the FPA holders at the redemption price. The shares to be so issued shall be reduced by shares purchased by the FPA holders in the open market or via redemption reversals (“Recycled Shares”). The FPA holders recycled around 0.3 million shares through open market or via redemption reversals, resulting in reduction of overall redemptions of Class A ordinary shares. The redemption value of such Recycled Shares amounting to $3 million has been transferred to the accounts held by the respective FPA Holder funds. For the balance 3.7 million shares, a fresh issuance of Class A ordinary shares was made, resulting in a receivable.

At end of the contract period of one year, WWAC would be required to pay the Maturity Consideration for the unsold shares held by the FPA holders. The consequential liability and receivable for issuance of FPA shares represent a net derivative asset which has been initially measured at $32.4 million after considering a potential liability on redemption of $10 million based on maximum expected payable amount. Such derivative will be remeasured subsequently with changes being recognised through additional paid in capital in future periods. The accounting for the forward purchase agreement and valuation of the derivative are still under evaluation and may be subject to change.

Note 3 — Unaudited Pro Forma Condensed Combined Statements of Operations adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2022 and six months ended September 30, 2023 are as follows:

(aa)	To reflect the elimination of dividends and interest income related to the marketable securities held in the trust account.

(bb)	To reflect estimated transaction costs of $2.7 million to be incurred by WWAC in connection with the Business Combination as if it were consummated on January 1, 2022.

(cc)	Represents adjustment to the noncontrolling interest in the Business Combination.

(in thousands)	For the year ended December 31, 2022	For the six months ended September 30, 2023
Pro forma income (loss)	$6,393	$(410)
Pro forma income attributed to noncontrolling interest	$1,153	$947

(dd)	The pro forma basic and diluted net income (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Aeries Technology, Inc. shares outstanding as if the Business Combination occurred on January 1, 2022. The calculation of weighted-average shares outstanding for pro forma basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the periods presented.

Note 4 — Net income (loss) per share

Pro Forma weighted-average ordinary shares outstanding-basic and diluted is calculated as follows for the year ended December 31, 2022 and the six months ended September 30, 2023.

(in thousands, except share and per share data)	Year ended 31st December 2022	Six Month Ended September 30, 2023
Pro forma net income attributable to ordinary shareholders	5,240	(1,357)
Pro forma weighted average ordinary shares outstanding - basic and diluted	15,257,667	15,257,667
Pro forma net income per share, basic and diluted	0.34	(0.09)
Public Shareholders (Redeemable Class A shares), including Bonus shares(1)	3,157,470	3,157,470
Shares held by sponsor and other initial holders(2)(3)	2,750,000	2,750,000
Shares held by Innovo Consultancy DMCC(4)	5,638,530	5,638,530
Shares held by FPA Holders(5)	3,711,667	3,711,667
Pro forma weighted average shares outstanding(6) - basic and diluted	15,257,667	15,257,667

*	The above tables do not give effect to the potential shares to be exchanged after the execution of the put and call options as set forth in the Exchange Agreement or any other shares to be granted after the effectuation of the Business Combination. If all rights under the Exchange Agreement are exercised, Additionally, pro forma net income attributable to noncontrolling interest has been excluded from the calculation of pro forma earnings per share.

(1)	Includes 87,134 Bonus Shares to WWAC Public Shareholders and 1,024,335 Extension Shares to be issued to certain holders of Class A ordinary shares (“the Holders”) in accordance with the Non-Redemption Agreement entered into between WWAC, the Sponsor, and the Holders of Class A ordinary shares. Also includes 288,333 shares purchased by the FPA holders in the open market or via redemption reversals prior to the consummation of the business combination.
(2)	Includes 1,500,000 Class A ordinary shares issued to Sponsor and 1,250,000 Class A ordinary shares issued to Anchor Investors upon conversion of the existing WWAC Class B ordinary shares concurrently with the consummation of the Business Combination. 3,000,000 Class B ordinary shares will be forfeited by the Sponsor upon the consummation of the Business Combination.
(3)	Does not include (i) 1,500,000 shares of Class B ordinary shares to be forfeited upon the consummation of the Business Combination, or (ii) 1,500,000 Class B ordinary shares to be forfeited pursuant to the Sponsor Support Agreement, assuming WWAC Available Cash is less than $50,000,000.
(4)	Includes (i) 3,000,000 Class A Shares reissued against 3,000,000 Class B Shares forfeited by the Sponsor upon consummation of the business Combination as per (2) above, and (ii) 2,638,530 Remaining Bonus Shares issued to Innovo Consultancy DMCC from the 3,750,000 Bonus Share Pool, after issuance for Shareholder Bonus Shares and Extension Shares under (1) above.
(5)	Represents a fresh issuance of Class A ordinary shares to the FPA Holders in accordance with the FPA, which has been classified as temporary equity in the unaudited pro forma condensed combined balance sheet.
(6)	Does not include 10,000 AARK ordinary shares and 655,788 Aeries ordinary shares that represent noncontrolling interest in AARK. These shares will be exchangeable (together with the proportionate reduction in the voting power of the Class V Share, and in the case of the exchange of all AARK Ordinary Shares, the forfeiture and cancellation of the Class V Share) into shares in Aeries Technology, Inc. in connection with the Exchange Agreements, as noted above.

Ordinary shares that were excluded from the computation of diluted net income (loss) per share attributable to shareholders for the period presented because including them would have an antidilutive effect or the issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period were as follows:

Particulars	Year ended December 31, 2022	Six month ended September 30, 2023
WWAC Private Placement Warrants	9,527,810	9,527,810
WWAC Public Warrants	11,500,000	11,500,000
Potential shares associated with Exchange Agreement	31,901,380	31,901,380
Class V Shareholder	1	1
Potential ordinary shares excluded from diluted net income (loss) per share	52,929,191	52,929,191